UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
HALOZYME THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Nevada (State of incorporation)	88-0488686 (I.R.S. Employer Identification No.)

11588 Sorrento Valley Road, Suite 17
San Diego, California	92121
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common Stock, $0.001 Par Value	The Nasdaq Stock Market LLC
If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates:
Not applicable
Securities to be registered pursuant to Section 12(g) of the Act:
None

Item 1. Description of Registrant’s Securities to be Registered
          The capital stock of Halozyme Therapeutics, Inc. (the “Company”) to be registered on The Nasdaq Stock Market LLC is the Company’s Common Stock with a par value of $0.001 per share.
          The description of the Company’s Common Stock contained in the Company’s prospectus dated December 14, 2005, as a part of the Registration Statement on Form S-3, File No. 333-125731, is incorporated by reference, subject to the rights described in the following sentence and provided that 150,000,000 shares of Common Stock are now authorized and 71,913,411 shares of Common Stock were outstanding as of April 30, 2007. In addition, the description of the rights held by each share of Company Common Stock pursuant to the Company’s Stockholder Rights Plan, as set forth in the Company’s Form 8-K filed on May 8, 2006, is also incorporated by reference.
Item 2. Exhibits
          Not applicable.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.
Date: May 9, 2007

Halozyme Therapeutics, Inc.
By:	/s/ David Ramsay
David Ramsay
Secretary and Chief Financial Officer